CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 45 to the Registration Statement of Franklin High Income Trust on Form N-1A, File No. 002-30203, of our report dated July 8, 2002 relating to the financial statements and financial highlights of Franklin High Income Trust which appear in the May 31, 2002 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                                   /s/PricewaterhouseCoopers LLP


San Francisco, California
September 26, 2002